UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 28, 2025

Akari Therapeutics, Plc

(Exact Name of Registrant as Specified in Charter)

England and Wales	001-36288	98-1034922
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

22 Boston Wharf Road FL 7 Boston, MA 02210
(Address of principal executive offices)

Registrant’s telephone number, including area code: (929) 274-7510

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
American Depositary Shares, each representing 2,000 Ordinary Shares	AKTX	The Nasdaq Capital Market
Ordinary Shares, par value $0.0001 per share*

*Trading, but only in connection with the American Depositary Shares.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement

On August 29, 2025, Akari Therapeutics, Plc (the “Company”) entered into an Ordinary Share Purchase Agreement (the “ELOC Purchase Agreement”) with White Lion Capital, LLC (the “Purchaser”), whereby the Company has the right, but not the obligation, to sell to the Purchaser, and the Purchaser is obligated to purchase, up to an aggregate of $25,000,000 (the “Commitment Amount”) of newly issued Ordinary Shares, par value $0.0001 per share (“Ordinary Shares”), which may be exchanged for American Depositary Shares (“ADSs”), each representing 2,000 Ordinary Shares.

The Company does not have a right to commence any sales of Ordinary Shares to the Purchaser under the ELOC Purchase Agreement until all conditions to the Company’s right to commence sales, as set forth in the ELOC Purchase Agreement, have been satisfied, including that a registration statement covering the resale of such shares is declared effective by the SEC and the final form of prospectus is filed with the SEC. Over the period ending on the earlier of (i) the date on which the Purchaser shall have purchased Ordinary Shares pursuant to the ELOC Purchase Agreement for an aggregate purchase price equal to the Commitment Amount or (ii) August 29, 2028 (the “Commitment Period”), subject to the conditions of the ELOC Purchase Agreement, the Company will control the timing and amount of any sales of Ordinary Shares to the Purchaser. Actual sales of Ordinary Shares to the Purchaser under the ELOC Purchase Agreement will depend on a variety of factors to be determined by the Company from time to time, including, among others, market conditions, the trading price of the ADSs, and determinations made by the Company as to appropriate levels and sources of funding.

The purchase price of the Ordinary Shares that the Company elects to sell to the Purchaser pursuant to the ELOC Purchase Agreement will be determined based on the type of Purchase Notice issued, as follows:

●	Rapid Purchase Option 1: The lowest traded price of the ADSs on the notice date.
●	Rapid Purchase Option 2: 97% of the lowest traded price of the ADSs during the two hours following the Purchaser’s confirmed receipt of the notice.
●	Rapid Purchase Option 3: The lowest of (i) the opening price of the ADSs on the notice date, (ii) the closing price of the ADSs on the prior business day, or (iii) the volume-weighted average price (VWAP) on the notice date, with a 20% discount if the trading price is below the opening price.
●	VWAP Purchase: 97% of the lowest daily VWAP during a two-day valuation period for the first $12,500,000 of closings, and 98% thereafter.

In no event may the Company issue to the Purchaser under the ELOC Purchase Agreement more than 13,039,369,358 Ordinary Shares (the “Exchange Cap”), which equals 19.99% of the Company’s outstanding Ordinary Shares as of the Execution Date, unless the Company obtains shareholder approval to issue shares in excess of the Exchange Cap or the average price paid for all Ordinary Shares issued under the agreement is equal to or greater than the Minimum Price (as defined in the ELOC Purchase Agreement). In any event, the ELOC Purchase Agreement provides that the Company may not issue or sell any Ordinary Shares if such issuance or sale would breach any applicable Nasdaq rules.

The ELOC Purchase Agreement prohibits the Company from directing the Purchaser to purchase any Ordinary Shares if those shares, when aggregated with all other Ordinary Shares then beneficially owned by the Purchaser (as calculated pursuant to Section 13(d) of the Securities Exchange Act of 1934, as amended), would result in the Purchaser beneficially owning more than 4.99% of the outstanding Ordinary Shares (the “Beneficial Ownership Limitation”), which may be increased to 9.99% at the Purchaser’s discretion upon 61 days’ prior written notice.

As consideration for the Purchaser’s execution of the ELOC Purchase Agreement, the Company will pay a document preparation fee of $15,000, to be deducted from the proceeds related to the first Purchase Notice, and cash commitment fees of $37,500 when aggregate Purchase Notices exceed $500,000 and $87,500 (or $125,000 if $1,000,000 is reached first) when aggregate Purchase Notices exceed $1,000,000. Additionally, if the Company fails to close at least $625,000 in purchases by the 180th day after the Registration Statement’s effective date, the Company will issue Ordinary Shares equivalent to $75,000 divided by the lowest traded ADS price during a 10-day period preceding that date (the “Commitment Shares”).

2

Concurrently with the ELOC Purchase Agreement, the Company and the Purchaser entered into a Registration Rights Agreement, dated August 29, 2025 (the “Registration Rights Agreement”), pursuant to which the Company agreed to file a registration statement on Form S-1 (or any successor form) with the SEC within thirty (30) calendar days following August 29, 2025, to register the resale of the maximum number of Registrable Securities (including the Ordinary Shares, Commitment Shares, and ADSs representing such shares) permitted by applicable SEC rules. The Company shall use its commercially reasonable efforts to have the registration statement declared effective as soon as practicable and to maintain its effectiveness during the Registration Period, which continues until all Registrable Securities are sold, the Purchase Agreement terminates and no Registrable Securities are held, or the securities cease to be Registrable Securities under specified conditions.

This Current Report shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall such securities be offered or sold in the United States absent registration or an applicable exemption from the registration requirements, and certificates evidencing such shares, if any, will contain a legend stating the same.

The foregoing description of the ELOC Purchase Agreement and the Registration Rights Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the ELOC Purchase Agreement and the Registration Rights Agreement, copies of which are filed as Exhibits 10.1 and 10.2 to this Current Report on Form 8-K and are incorporated by reference herein.

Item 3.02 Unregistered Sales of Equity Securities.

The information contained above in Item 1.01 is hereby incorporated by reference into this Item 3.02.

The issuance of the Commitment Shares and any Ordinary Shares under the ELOC Purchase Agreement, as described in Item 1.01, will be completed in accordance with the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended, and/or Rule 506(b) of Regulation D promulgated thereunder. The Company’s reliance upon Section 4(a)(2) and Rule 506(b) in issuing the securities is based upon the following factors: (a) the issuance of the securities is an isolated private transaction by the Company which does not involve a public offering; (b) there is only one recipient, White Lion Capital, LLC; (c) the negotiations for the issuance of the securities took place directly between the Purchaser and the Company; and (d) the Purchaser represented that it is an accredited investor as defined in Rule 501(a) of Regulation D, with sufficient sophistication, experience, and ability to bear the risks of the investment.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 28, 2025, Torsten Hombeck, Chief Financial Officer of the Company, notified the Company of his decision to resign to be effective October 10, 2025. Mr. Hombeck committed thereafter to remain with the Company as a consultant through at least November 30, 2025 to assure a smooth transition of his responsibilities. Mr. Hombeck has advised the Company that his resignation was due to personal reasons and it is not as a result of any disagreement with the Company on any matter related to the operations, policies, or practices of the Company. The Company has initiated a search for a qualified candidate for the CFO position.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Document
10.1	Ordinary Share Purchase Agreement, dated August 29, 2025, by and between Akari Therapeutics, Plc and White Lion Capital, LLC.

10.2	Registration Rights Agreement, dated August 29, 2025, by and between Akari Therapeutics, Plc and White Lion Capital, LLC

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

3

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Akari Therapeutics, Plc

By:	/s/ Abizer Gaslightwala
Name:	Abizer Gaslightwala
Title:	Chief Executive Officer

Dated: August 29, 2025

4